UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 4, 2008


                             EMPIRE RESOURCES, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                      001-12127                   22-3136782

(State of Incorporation)        (Commission File No.)          (I.R.S. Employer
                                                             Identification No.)

                                ONE PARKER PLAZA
                           Fort Lee, New Jersey 07024
          (Address of principal executive offices, including zip code)


                                 (201) 944-2200
              (Registrant's telephone number, including area code)


                                 Not applicable
             (Former name or address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement.
            -------------------------------------------

            On February 4, 2008, Empire Resources, Inc. (the "Company"), certain lenders (collectively the "Banks") that are parties to the Company's June 13, 2006 Amended and Restated Credit Agreement (the "Credit Agreement"), and JP Morgan Chase Bank, N.A., as agent for the Banks, entered into Amendment No. 4 to the Credit Agreement. Amendment No. 4, which is dated as of January 30, 2008, amends the definition of "Borrowing Base" and provides for an increase from $150,000,000 to $175,000,000 in the maximum aggregate amount of commitments of the Banks to extend credit (by making loans and issuing letters of credit) to the Company under the Credit Agreement. One of the Banks that is a party to the Credit Agreement, Fortis Bank S.A./N.V., New York Branch, is also party to a separate credit facility with the Company's Belgian subsidiary, Imbali Metals Bvba ("Imbali"), providing for up to EUR 10 million of loans and documentary letters of credit, and the Company is a guarantor of Imbali's obligations thereunder.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an
            -------------------------------------------------------------------
            Off-Balance Sheet Arrangement of a Registrant.
            ----------------------------------------------

            The information from Item 1.01 above is incorporated by reference into this Item 2.03.


















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



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EMPIRE RESOURCES, INC.



Date:  February 4, 2008                 /s/ Sandra Kahn
                                        --------------------
                                        Sandra Kahn
                                        Chief Financial Officer
























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